FOURTH AMENDMENT TO
                           CREDIT AGREEMENT


                  THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the _____ day of March, 1999, by and between PM RESOURCES, INC., a Missouri corporation ("PM"), VIRBAC CORPORATION, a Delaware corporation, formerly known as Agri-Nutrition Group Limited ("Virbac"), and ST. JON LABORATORIES, INC., a California corporation ("St. JON," and collectively with PM and Virbac referred to herein as "Borrowers") and FIRST BANK, a Missouri state banking corporation ("Bank").

                                                    WITNESSETH:

                  WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated May 14, 1998, in the principal amount of up to Nine Million Two Hundred Thousand Dollars ($9,200,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note was most recently amended and restated by Borrowers in a Revolving Credit Note dated as of February 1, 1999 in the principal amount of up to Nine Million Five Hundred Fifty Thousand Dollars ($9,550,000.00) made by Borrowers payable to the order of Bank as therein set forth (as amended and restated, the "Note"); and

                  WHEREAS, the Note is described in a certain Credit Agreement dated May 14, 1998 made by and among Borrowers and Bank as previously amended by an Amendment to Credit Agreement dated as of August 6, 1998 made by and among Borrowers and Bank, by a Second Amendment to Credit Agreement dated as of October 2, 1998 made by and among Borrowers and Bank, and by a Third Amendment to Credit Agreement dated as of February 1, 1999 made by and among Borrowers and Bank (as amended, the "Loan Agreement," all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and

                  WHEREAS, Borrowers and Bank desire to further amend the Loan Agreement and the Note to reduce the maturity thereof to July 31, 2000, to reduce the maximum available principal amount thereunder and to make certain other amendments thereto on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

                  1. All references in the Loan Agreement, the Note and the other Transaction Documents to "Agri-Nutrition Group Limited" shall hereafter be amended and deemed to refer to Virbac Corporation, a Delaware corporation, the successor by merger of Virbac, Inc., a Delaware corporation, into Agri-Nutrition Group Limited, which then changed its name to Virbac Corporation.

                  2. The Note shall be amended and restated in the form of that certain Revolving Credit Note attached hereto as Exhibit C, to reduce the maximum principal amount thereof to Seven Million Dollars ($7,000,000.00) for the period of time up to and including May 30, 1999, reducing automatically on May 31, 1999 to the new maximum amount of Six Million Nine Hundred Thousand Dollars ($6,900,000.00) pursuant to Section 3.1(b) of the Loan Agreement for the period up to August 30, 1999, and thereafter reducing as set forth in Section 3.1(b) of the Loan Agreement, and to make certain amendments as set forth

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therein.  All  references  in the Loan  Agreement to the "Note," the  "Revolving
Credit Note" and other references of similar import shall hereafter be amended and deemed to refer to the Note in the form of the Revolving Credit Note, as amended and restated in the form attached hereto as Exhibit C. Borrowers hereby agree that on or before 5:00 p.m. (St. Louis time) on May 31, 1999, Borrowers shall jointly and severally repay to Bank, without any requirement of demand or notice from Bank, an amount equal to amount by which the outstanding principal
balance  of  the  Note  exceeds  Six  Million  Nine  Hundred   Thousand  Dollars
($6,900,000.00), together with all other amounts then due under the terms of the Loan Agreement and the Note.

                  3. The fourth paragraph beginning with the word "WHEREAS" on the first page of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           WHEREAS, Borrowers have requested the consolidation of the above described credit facilities under one borrowing base for Virbac Corporation (formerly known as Agri-Nutrition Group Limited) and certain of its Subsidiaries on a joint and several basis and an extension of such joint and several loan facility from Bank in an aggregate principal amount of up to Seven Million Dollars ($7,000,000.00) for a period of time from March ___, 1999 up to and including May 30, 1999, Four Million Five Hundred Thousand Dollars ($4,500,000.00) of which shall be subject to a Borrowing Base (as set forth herein) ("Facility A"), and the remaining Two Million Five Hundred Thousand Dollars ($2,500,000.00) of which shall be a reducing revolving credit line from Bank ("Facility B"), that on May 31, 1999 the maximum principal amount of such loan facility and Facility B shall reduce automatically as set forth in Section 3.1(b) herein, and reducing thereafter pursuant to Section 3.1(b) herein during the period of time from June 1, 1999 up to and including July 31, 2000; and

                  4. Section 1 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           The "Term" of this Agreement shall commence on the date hereof and shall end on July 31, 2000, unless earlier terminated upon the occurrence of an Event of Default under this Agreement, or unless subsequently extended by Bank, in its sole discretion and without obligation to do so, pursuant to the terms of Section 3.10 herein.

                  5. The definition of "Floating Rate Margin" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           Floating Rate Margin shall mean Zero Percent (0.00%).

                  6. The definitions of "Interest Period," "Treasury Margin," "Treasury Rate," "Treasury Rate Loan," and "Treasury Yield" in Section 2 of the Loan Agreement shall be deleted in their entirety and shall be left blank intentionally. All references in the Loan Agreement and the other Transaction Documents to such terms shall be of no further effect and Borrowers shall no longer have an option to have any of the loans accrued and bear interest at the Treasury Rate plus Treasury Margin.

                  7. The second sentence of Section 3.1(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

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The maximum  aggregate  principal amount of Loans plus the face amount of issued and outstanding Letters of Credit which Bank, cumulatively, may be required to have outstanding under this Facility A at any one time shall not exceed the lesser of Four Million Five Hundred Thousand Dollars ($4,500,000.00), or (ii) the Borrowing Base (as hereinafter defined).

                  8. The second sentence of Section 3.1(b) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

         The aggregate principal amount of Facility B Loans which Bank, cumulatively, shall be required to have outstanding hereunder at any one time shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) from the date of that certain Fourth Amendment to Credit Agreement dated as of March ___, 1999 made by and among Borrowers and Bank (the "Fourth Amendment") until May 30, 1999, which amount shall thereafter be reduced by One Hundred Thousand Dollars ($100,000.00) on each February 28, May 31, August 31 and November 30, with the first such reduction on May 31, 1999.

                  9. Section 3.2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           3.2 Procedure for Borrowing. Subject to the terms and
conditions hereof, Bank shall cause the Loans to be made to Borrowers at any time and from time to time during the Term of this Agreement upon timely prior oral or written notice ("Borrowing Notice") from any of the Borrowers to Bank specifying:

                           (i) the  desired  amount  of the  Facility  A Loan or
Facility B Loan requested;

                           (ii) the date on which the  proceeds of such Loan are
to be made available to any of the Borrowers;

                           (iii)  that on the date of, and after  giving  effect
to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing; and

                           (iv) that on the date of, and after giving effect to,
such Loan, all of the representations and warranties of Borrowers contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

         A Borrowing Notice shall not be required in connection with a Prime Loan made to cover any overdraft in Virbac's operating account on a day-to-day basis as set forth herein. A Borrowing Notice, if in writing, shall be in the form of the notice attached as Exhibit B to the Fourth Amendment. Each Borrowing Notice must be received by Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Loan is to be established. A Borrowing Notice shall not be revocable by Borrowers. Subject to the terms and conditions hereof, provided that Bank has received the Borrowing Notice, Bank shall (unless Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrowers, or any of them, the Loan proceeds of any new Loan in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Each of the Borrowers hereby authorizes Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Loan or make a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrowers shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrowers further request and authorize Bank, in Bank's sole and absolute discretion, to make a Prime Loan to Borrowers hereunder at the end of each day in which Borrowers shall have an overdraft (negative ledger balance) in Virbac's operating account (Account No. 9800801785) with Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by Bank as of such date and after funding any advances to or receiving any collected balances on such day from the "zero balance" operating accounts of PM Resources (Account No. 9800802535) and St. JON (Account No. 9800805419) with Bank to cover withdrawals made and checks presented on such date and after crediting all deposits received in immediately available funds on such date, which Prime Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrowers and without notice to Borrowers. Similarly, Borrowers request that Bank apply any collected balances (after funding advances to or receiving collections from the "zero balance" accounts of PM Resources and St. JON) in excess of a mutually predetermined amount remaining at the end of any day in Virbac's operating account to the repayment of the principal balance of Borrowers' Obligations outstanding as Prime Loans under the Note. Borrowers also hereby agree jointly and severally to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments hereunder. Contemporaneously with the execution of the Fourth Amendment, Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of March ___, 1999 and payable jointly and severally to the order of Bank in the original principal amount of Seven Million Dollars ($7,000,000.00) in the form attached as Exhibit C to the Fourth Amendment and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

                  10. Section 3.4(b) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           (b) Each Facility B Loan shall bear interest prior to
maturity at a rate per annum equal to the Prime Rate plus Floating Rate Margin in effect from time to time during the period when such Facility B Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Prime Rate is made effective generally by Bank.

                  11. The last sentence of Section 3.10 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           3.10 Maturity. All Loans not paid prior to July 31, 2000, together with all accrued and unpaid interest thereon, shall be due and payable on July 31, 2000 (as from time to time extended, if any, pursuant to this Section, the "Maturity Date"); provided, however, that in the event Bank, in its sole and absolute discretion, shall deliver to Borrowers a written notice signed by Bank on or before the date one year prior to the then current Maturity Date (and prior to any subsequent Maturity Date thereafter if extended under this Section 3.10) of Bank's intention to extend the term of this Agreement for an additional year, then the Maturity Date of this Agreement shall be extended for a period of one additional year following the then current Maturity Date. Following any such extension of the Maturity Date by Bank, all of the outstanding principal and all accrued and unpaid interest, fees and other amounts due under this Agreement and the Note shall be due and payable on such new Maturity Date, unless it is again extended by Bank, in its sole and absolute discretion, under the foregoing sentence.

                  12. Section 7.1(a)(iii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (iii) As soon as available and in any event within twenty-eight (28) days after the end of each fiscal quarter, a certificate of the principal financial officers or controllers of Borrowers in the form attached hereto as Exhibit E and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate; ---------

                  13. Section 7.1(i)(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (i) Maintain a ratio of Indebtedness (determined on a consolidated basis for Borrowers and their Consolidated Subsidiaries and in accordance with Generally Accepted Accounting Principles consistently applied, but excluding Subordinated Debt) to Consolidated Tangible Net Worth of not more than 1.00 to 1.0 at each fiscal quarter end during the Term hereof, commencing with the first such test as of Borrowers' fiscal quarter ending March 31, 1999;

                  14. Section 7.1(i)(ii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           (ii) Maintain a minimum Consolidated Tangible Net Worth at all times during the Term hereof of not less than Two Million Dollars ($2,000,000.00) less than the amount of Borrowers' Consolidated Tangible Net Worth on the date of and immediately following the occurrence of the merger of Virbac, Inc. into Agri-Nutrition Group Limited (the "Closing Net Worth"), which Closing Net Worth shall not be less than Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000.00) in an event, and Borrowers agree to provide Bank with a calculation of the Closing Net Worth amount not later than five days after the date of the Fourth Amendment;

                  15. Section 7.1(i)(iii) of the Loan Agreement shall be deleted in its entirety and shall be left blank intentionally.

                  16. Section 7.1(i)(iv) of the Loan Agreement shall be deleted in its entirety and shall be left blank intentionally.

                  17. A new subsection (vii) shall be added to Section 7.2(a) of the Loan Agreement immediately following subsection 7.2(a)(vi) therein as follows:

                  (vii) Indebtedness not otherwise permitted by this Section 7.2(a) in an amount not to exceed $3,000,000.00 in the aggregate at any one time outstanding for Borrowers and all Subsidiaries of any of the Borrowers, which Indebtedness may either be unsecured or secured solely by a Lien on the real property, improvements and fixtures of Virbac AH, Inc. located in Fort Worth, Texas.

                  18. A new subsection (vi) shall be added to Section 7.2(b) of the Loan Agreement immediately following subsection 7.2(b)(v) therein as follows:

                  (vi) Liens  granted by Virbac AH, Inc.  on its real  property,
improvements  and  fixtures   located  in  Fort  Worth,   Texas  to  secure  the
Indebtedness permitted under Section 7.2(a)(vii) above;

                  19. Section 7.2(f) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (f) Fiscal Year. None of the Borrowers nor any Subsidiary of any of the Borrowers will change its fiscal year from a fiscal year ending December 31, without the prior written consent of Bank.


                  20. Bank hereby consents to Virbac's repurchase of up to 1,000,000 shares of its outstanding common stock at $3.00 per share pursuant to the Mandatory Tender Offer as defined and described in that certain Proxy Statement of Agri-Nutrition Group Limited issued for use in connection with its March 1, 1999 annual meeting of shareholders. Also, under each relevant provision of Section 7.2 of the Loan Agreement, including, without limitation Sections 7.2(d) (Mergers and Consolidations), 7.2(e) (Acquisitions), 7.2(i) (Loans and Investments) and 7.2(k) (Change in Nature of Business), Bank further consents to: (i) the acquisition of more than Fifty Percent of Borrower's outstanding stock by Virbac S. A., a French corporation, and the merger of its United States subsidiary, Virbac, Inc. with and into Agri-Nutrition Group Limited with Agri-Nutrition Group Limited then changing its name to Virbac Corporation; and (ii) the resulting investment of all existing assets of Virbac, Inc. into Virbac AH, Inc., including, without limitation, the stock of Francodex, Inc., which is the existing subsidiary of Virbac S. A.'s United States subsidiary, Virbac, Inc., provided Bank receives the Guaranty of all of Borrowers' obligations and indebtedness to Bank under the Loan Agreement, the Note and the other transaction documents as required under Paragraphs 24(c) and
(d) herein. Borrowers hereby represent that following the acquisition and merger of Virbac, Inc. into Agri-Nutrition Group Limited and prior to the repurchase of the 1,000,000 shares of stock pursuant to the Mandatory Tender Offer, Borrowers shall have a Consolidated Tangible Net Worth of at least Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000.00).

                  21. The Borrowing Base Certificate shall be amended and restated in the form of that certain Borrowing Base Certificate attached hereto as Exhibit A to incorporate the above changes. All references in the Loan Agreement to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Borrowing Base Certificate in the form attached hereto as Exhibit A.

                  22. The form of Borrowing Notice shall be amended and restated in the form of that certain Borrowing Notice attached hereto as Exhibit B to incorporate the above changes. All references in the Loan Agreement to the form of "Borrowing Notice" and other references of similar import shall hereafter be amended and deemed to refer to the Borrowing Notice in the form attached hereto as Exhibit B.

                  23. In consideration of Bank's agreement to amend the Loan Agreement and Note as set forth herein and to amend the covenants and provide the consents as set forth herein, Borrowers agree to jointly and severally pay to Bank an amendment fee in the amount of $5,000.00, which fee shall be due and payable and fully earned on the date hereof.

                  24. The agreements of Bank contained herein are expressly conditioned upon deliver by Borrowers of the following:

                  (a) the executed original of this Fourth Amendment to Credit Agreement;

                  (b) the executed original of the amended and restated Note;

                  (c) the original of an unlimited continuing Guaranty in form and substance acceptable to Bank duly executed by an authorized officer of Virbac's Subsidiary, Virbac AH, Inc., guarantying all of the present and future liabilities and obligations of any of the Borrowers to Bank;

                  (d) the original of an unlimited continuing Guaranty in form and substance acceptable to Bank duly executed by an authorized officer of Virbac AH, Inc.'s Subsidiary, Francodex, Inc., guarantying all of the present and future liabilities and obligations of any of the Borrowers to Bank;

                  (e) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Fourth Amendment to Credit Agreement and the amended and restated Note and the other Transaction Documents, certified by the Secretary of each such Borrower;

                  (f) a certified copy of the [Certificate of Merger and Amendments to Virbac's Certificate of Incorporation] evidencing the completion of the merger of Virbac, Inc. into Agri-Nutrition Group Limited and the changing of Agri-Nutrition Group Limited's name to Virbac Corporation issued by the Secretary of State of the State of Delaware;

                  (g) the Consent of Virbac and St. JON in the form attached hereto, acknowledging the amendments contained herein and the continuing effectiveness of the Pledge Agreements, duly executed respectively by Virbac and St. JON;

                  (h) the executed originals of such UCC-3 amendments to the existing financing statements filed by Bank against the assets of Virbac to change the name of the debtor on such filings to Virbac's name;

                  (i) a copy of resolutions of the Board of Directors of each of Virbac AH, Inc. and of Francodex, Inc. duly adopted, which authorize the execution, delivery and performance of their respective Guaranties of the obligations of Borrowers, certified by the respective Secretaries of Virbac AH, Inc. and of Francodex, Inc.

                  (j) such other documents as Bank may reasonably request; and

                           (k)  payment  by  Borrowers  of  the   amendment  fee
required under paragraph 23 above.

                  25. Borrowers hereby represent and warrant to Bank that:

                  (a) The execution, delivery and performance by Borrowers of this Fourth Amendment to Credit Agreement and the amended and restated Revolving Credit Note are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Fourth Amendment to Credit Agreement and the amended and restated Revolving Credit Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

                  (b) This Fourth Amendment to Credit Agreement and the amended and restated Revolving Credit Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their terms; and

                  (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

                  26. All references in the Loan Agreement to "this Loan Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Fourth Amendment to Credit Agreement.

                  27. This Fourth Amendment to Credit Agreement and the amended and restated Revolving Credit Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

                  28. This Fourth Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                  29. In the event of any inconsistency or conflict between this Fourth Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Fourth Amendment to Credit Agreement shall govern and control.

                  30. The Loan Agreement, as hereby amended and modified, and the amended and restated Revolving Credit Note, as hereby amended and restated, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the amended and restated Revolving Credit Note shall not be paid when due as provided in the amended and restated Revolving Credit Note, the holder of the amended and restated Revolving Credit Note shall be entitled to and may exercise all rights and remedies under the amended and restated Revolving Credit Note and the Loan Agreement, as amended.

                  31. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this _____ day of March, 1999.

                             PM RESOURCES, INC.



                             By:
                                  Robert J. Elfanbaum, Vice President

                             VIRBAC CORPORATION



                             By:
                                  Robert J. Elfanbaum, Vice President and Chief Financial Officer

                             ST. JON LABORATORIES, INC.



                             By:
                                  Robert J. Elfanbaum, Vice President

                             FIRST BANK



                             By:
                                  Ted H. Kraizer, Vice President

                            CONSENT TO FOURTH AMENDMENT TO
                                   CREDIT AGREEMENT

                  The undersigned hereby consent to the terms of the foregoing Fourth Amendment to Credit Agreement and the amended and restated Revolving Credit Note and other amendments being executed in connection therewith as referenced therein (collectively, the "Amendments"), and the undersigned acknowledge that the execution and delivery by PM Resources, Inc., Virbac Corporation (formerly known as Agri-Nutrition Group Limited) and St. JON Laboratories, Inc. of said Amendments will not affect or impair the undersigned's respective obligations to and agreements with Bank under (i) that certain Agreement of Pledge (Third Party) dated May 14, 1998 made by Agri-Nutrition Group Limited (now known as Virbac Corporation) in favor of Bank (the "Virbac Pledge Agreement"), or (ii) that certain Agreement of Pledge (Third Party) dated May 14, 1998 made by St. JON Laboratories, Inc. in favor of Bank (the "St. JON Pledge Agreement"), which obligations and agreements are hereby ratified and confirmed. The undersigned further acknowledge and agree that all references in the Virbac Pledge Agreement and in the St. JON Pledge Agreement to the "Credit Agreement" and other references of similar import shall henceforth mean the foregoing Credit Agreement, as amended on the date hereof and as the same may from time to time be further amended; all references in the Virbac Pledge Agreement and the St. JON Pledge Agreement to the "Note," the "Revolving Credit Note" and other references of similar import shall henceforth mean the Revolving Credit Note, as amended and restated, and as the same may from time to time be further amended; and all references in the Virbac Pledge Agreement and the St. JON Pledge Agreement to any of the other transaction documents shall henceforth mean such documents as the same may have been amended by the other Amendments and as the same may from time to time be further amended.

Dated:  as of March ___, 1999.

                                     VIRBAC CORPORATION


                                     By:
                                            Robert J. Elfanbaum, Vice President
                                            and Chief Financial Officer

                                     ST. JON LABORATORIES, INC.


                                     By:
                                            Robert J. Elfanbaum, Vice President